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TABLE OF CONTENTS Prospectus Supplement

The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 13, 2012

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-184741

PROSPECTUS SUPPLEMENT
(to the Prospectus dated November 2, 2012)

            Shares

Class A common stock

        We are offering            shares of our Class A common stock. Our Class A common stock is listed on The NASDAQ Capital Market under the symbol "LPTN." On December 12, 2012, the last reported sale price of our Class A common stock on The NASDAQ Capital Market was $6.00 per share.

        Our business and an investment in our Class A common stock involve significant risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
See "Underwriting" on page S-27 for additional information on these arrangements.

        The underwriter may also purchase up to an additional            shares of our Class A common stock from us at the public offering price, less the underwriting discount, within 45 days of the date of this prospectus supplement, to cover over-allotments, if any.

        We anticipate that delivery of the shares of our Class A common stock will be made through the facilities of the Depository Trust Company on or about December     , 2012, subject to customary closing conditions.

Summer Street Research Partners

Prospectus supplement dated December     , 2012.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Class A common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement or the accompanying prospectus, any document incorporated by reference therein filed prior to the date of this prospectus supplement or the information contained in any free writing prospectus that we have authorized for use in connection with this offering, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, the information incorporated by reference herein, and the information contained in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized, and the underwriter has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement and the accompanying prospectus, the information incorporated by reference herein, and the information contained in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement and in the accompanying prospectus.

        We are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        Unless otherwise stated, references to (i) "Lpath," "the Company," "we," "us," and "our" refer to Lpath, Inc., a Nevada corporation.

        This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain, and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. All such forward-looking statements involve risks and uncertainties, including, but not limited to:

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  Our interpretation of the results of the pre-clinical and clinical trials for our product candidates.

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  Our ability to successfully complete additional clinical trials on a timely basis and obtain regulatory approvals for one or more of our product candidates.

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  The potential biological effects and indications for our product candidates.

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  The market opportunity for our product candidates.

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  Our ability to complete additional discovery and development activities for drug candidates utilizing our proprietary ImmuneY2™ drug discovery process.

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  Our ability to satisfy the terms of our agreement with Pfizer Inc., as amended.

  •
  The period of time for which our existing cash will enable us to fund our operations.

        In addition to the items described in this prospectus supplement under the heading "Risk Factors," many important factors affect our ability to achieve our stated objectives and to successfully develop and commercialize any product candidates, including, among other things:

  •
  The results of our pre-clinical testing and our clinical trials may not support either further clinical development or the commercialization of our drug candidates.

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  We may not successfully complete additional clinical trials for our product candidates on a timely basis, or at all.

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  There is no assurance that we will be able to complete our clinical trials on our intended timeline, if at all.

  •
  None of our drug candidates has received regulatory approval at this time, and we may fail to obtain required governmental approvals for our drug candidates.

  •
  We have a history of net losses and we may never achieve or maintain profitability.

  •
  We may not be successful in maintaining our commercial relationship with Pfizer Inc.

  •
  We may not be able to obtain substantial additional financial resources in order to carry out our planned activities beyond mid 2014.

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  Our products could infringe patent rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages or limit our ability to commercialize our products.

        Therefore, investors are cautioned that the forward-looking statements included in this prospectus supplement and the accompanying prospectus, and the documents we have filed with the Securities and Exchange Commission, or the SEC, that are incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, may prove to be inaccurate and our actual results or performance may differ materially from any future results or performance expressed or implied by the forward-looking statements. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by us or any other person that our objectives and plans will be achieved in any specified time frame, if at all.

        You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

        These forward-looking statements represent beliefs and assumptions only as of the date of this prospectus. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

SUMMARY

        This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Class A common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information referred to under the heading "Risk Factors" in this prospectus supplement beginning on page S-8, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering.

 Our Company

        We are a biotechnology company focused on the discovery and development of lipidomic-based therapeutics. Lipidomics is an emerging field of medical science whereby bioactive signaling lipids are targeted to treat important human diseases.

Product Candidates

        We have three product candidates, iSONEP™, ASONEP™, which are currently in clinical development, and Lpathomab™, which is currently in pre-clinical development.

  iSONEP

        iSONEP is a monoclonal antibody against sphingosine-1-phosphate ("S1P") formulated for treating retinal diseases. A Phase 2a clinical trial of iSONEP is now in process. In 2009, we completed a Phase 1 clinical trial in which iSONEP was evaluated in patients with wet AMD. In that trial, iSONEP met its primary endpoint of being well tolerated in all 15 patients at dose levels ranging from 0.2 mg to 1.8 mg per intravitreal injection. No drug-related serious adverse events were reported in any of the patients. Positive biological effects were also observed in some patients in this clinical study, the most common being regression in choroidal neovascularization, which is the underlying cause of the disease that eventually leads to degeneration of the macula. Most of these positive effects appear to be largely independent of the effects seen when patients undergo treatment with the drugs that are the current market leaders for the treatment of wet AMD. Studies conducted in models of human ocular disease indicate that iSONEP may also be useful in treating other ocular diseases including diabetic retinopathy and glaucoma.

  ASONEP

        ASONEP is another formulation of the same S1P-targeted antibody in iSONEP. In the first quarter of 2010, we completed a Phase 1 clinical trial in which ASONEP was evaluated in very late-stage cancer patients. In that trial, ASONEP was well tolerated at all dose-levels ranging from 1 mg/kg to 24 mg/kg., other than minor infusion-related reactions observed at the highest dose. More than half the patients that completed the initial four-treatment evaluation period showed stable disease, and durable stable disease was observed in several patients. Based on ASONEP's safety profile and the observation of stable disease in several late-stage cancer patients, we believe that further investigation of ASONEP for efficacy in Phase 2 clinical trials is warranted. We are now working to complete various tasks required to move ASONEP into Phase 2 clinical testing in 2012. We are collaborating with Harvard Medical School and other collaborators on plans to conduct one or more Phase 2a clinical trials.

  Lpathomab

        Lpathomab™ is an antibody against lysophosphatidic acid, a key bioactive lipid that has been long recognized as a valid disease target. Lpathomab is in pre-clinical testing in various animal models of disease relating to the central nervous system and to fibrosis. Our ability to generate novel antibodies against bioactive lipids is based on our ImmuneY2™ technology, a series of proprietary processes we have developed. We are currently applying the ImmuneY2™ process to other lipid-signaling agents that are validated targets for disease treatment, thereby potentially creating a further pipeline of monoclonal antibody-based drug candidates.

Pfizer Partnership and Status of Clinical Trials

        In December 2010, we entered into an Option, License and Development Agreement (the "Pfizer Agreement") with Pfizer Inc. ("Pfizer"), which provides Pfizer with an exclusive option for a worldwide license to develop and commercialize iSONEP. Under the original terms of the Pfizer Agreement, Pfizer and the Company planned to conduct two studies, including a Phase 1b study in wet AMD patients with Pigment Epithelial Detachment (PED), a complication of wet AMD (the "PEDigree trial"), and a larger Phase 2a study in wet AMD patients generally (the "Nexus trial"). The Company began enrolling patients in the PEDigree and Nexus trials in September 2011 and October 2011, respectively.

        The Food and Drug Administration (FDA) placed the PEDigree and Nexus trials on clinical hold in January 2012 following a determination by the FDA that the fill-and-finish contractor that had filled the iSONEP clinical trial vials was not in compliance with the FDA's current Good Manufacturing Practice ("cGMP") standards during the time period it provided those services to the Company. Thereafter, we manufactured new iSONEP drug substance with an alternate fill-and-finish contractor and resumed dosing patients in the Nexus trial in September 2012. As a result of the clinical hold and the requirement to manufacture new drug substance, the projected costs to complete the iSONEP trials increased significantly and Pfizer requested the Company to consider potential alternatives to reduce the increased costs of the iSONEP trials.

        As previously announced, on December 5, 2012, the Company and Pfizer amended the Pfizer Agreement to among other things, reflect the parties' agreement to discontinue the PEDigree trial and to focus on the Nexus trial. The parties also modified the protocol for the Nexus trial to include certain wet AMD patients with PED in the Nexus trial. In addition, the Company can elect to conduct the PEDigree trial at any time at its cost. The parties will continue to pursue and share the cost of the iSONEP trials, including any costs associated with discontinuing the PEDigree trial.

        As of September 30, 2012, Pfizer had paid the Company $20.0 million pursuant to the terms of the Pfizer Agreement, including an upfront payment of $14 million. The amendment to the Pfizer Agreement does not modify the Company's obligation to fund the next $6.0 million of Nexus trial costs.

        The Company expects to complete the Nexus trial during the first quarter of 2014. Following completion of this study, Pfizer has the right to exercise its option for worldwide rights to iSONEP for an undisclosed option fee and, if Pfizer exercises its option, the Company will be eligible to receive development, regulatory and commercial milestone payments that could total up to $497.5 million. In addition, the Company will be entitled to receive tiered double-digit royalties based on sales of iSONEP.

Market Opportunity

        AMD is the leading cause of severe vision loss and blindness among older Americans and currently affects as many as 15 million people in the United States. Although wet AMD affects only approximately 10% of patients with AMD, it is responsible for approximately 80% of the cases among patients with severe vision loss. Some estimates show that nearly one-third of all Americans 75 years of age or older have at least some form of AMD. The World Health Organization has estimated that the number of people over age 60 will double over the next 16 years, and the U.S. Census Bureau has estimated that by 2030, when all of the baby boomers will be 65 and older, nearly one in five U.S. residents will be over the age of 65.

        According to a study published in 2008 by the National Eye Institute ("NEI") in partnership with Prevent Blindness America, more than 2 million Americans age 50 and older have wet AMD. Other NEI data estimate that due to the rapid aging of the U.S. population, this number will increase to almost 3 million by 2020.

        The current market leaders for the treatment of wet AMD are the VEGF inhibitors, including Lucentis®, Eylea® and (off-label) Avastin®. In 2011, annual revenue (worldwide) was approximately $3.5 billion for Lucentis and $0.9 billion for Eylea®, despite significant cannibalization by the off-label use of Avastin (estimated to be 60%). This off-label use, which is motivated by the fact that there is a significant cost differential between the drugs, suggests the 2011 market opportunity for the treatment of wet AMD was approximately $11.0 billion.

Corporate Information

        Our principal offices and research facilities are located at 4025 Sorrento Valley Boulevard, San Diego, California 92121.

        Additional information about us can be found on our website at www.Lpath.com, and in our periodic and current reports filed with the SEC. Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and online at www.sec.gov and our website at www.Lpath.com. Please note that the information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

THE OFFERING

Class A common stock offered by us	shares
Class A common stock to be outstanding immediately after this offering	shares (or shares if the underwriter exercises in full its over-allotment option to purchase additional shares)
Use of proceeds

We intend to use the net proceeds from this offering for research and development activities, operating costs, capital expenditures and for general corporate purposes, including working capital. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities. See "Use of Proceeds" on page S-25 of this prospectus supplement.

Risk factors

Our business and an investment in our Class A common stock involve significant risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement for a discussion of factors you should read and carefully consider before investing in our Class A common stock.

NASDAQ Capital Market symbol	LPTN

        Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter's over-allotment option, is based on 10,536,717 shares of Class A common stock outstanding as of September 30, 2012, and excludes, as of September 30, 2012, the following:

  •
  373,789 shares of Class A common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $3.86 per share;

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  594,680 shares of Class A common stock issuable upon the vesting of outstanding restricted stock units; and

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  1,841,741 shares of our Class A common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $7.22 per share.

RISK FACTORS

        Our business and an investment in our Class A common stock involve significant risks. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

Risks Primarily Associated With Our Business

         We are in the early stages of drug development, and we may be unable to generate significant revenues and may never become profitable.

        We are in the early stages of drug development, and have not received FDA approval for marketing any of our drug candidates. We have generated approximately $31.3 million in revenues through September 30, 2012 and, as of September 30, 2012, we had an accumulated deficit of approximately $41.3 million. We expect to incur significant operating losses for the foreseeable future as we continue to develop and seek regulatory approval for our drug candidates. We cannot provide any assurance that any of our drug candidates will prove to be clinically significant or will receive regulatory approval. Even if the drug candidates were to receive any regulatory approval, there can no assurance that we could provide for their effective marketing and sales, either by ourselves or in partnership with others. In addition, we cannot provide any assurance that Pfizer will not terminate the Pfizer Agreement, or that Pfizer will exercise its option for worldwide commercial rights to iSONEP. Consequently there can be no assurance that we will ever achieve profitability and, even if we achieve profitability, that we will be able to sustain or increase profitability on a quarterly or annual basis. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of drug development.

         We may require, and may not be able to obtain, substantial additional financial resources in order to carry out our planned activities beyond mid-2014.

        As they are currently planned, we estimate that the cost of our ongoing drug discovery and development efforts, including general and administrative expenses, would require between $21 and $23 million through the end of 2013. As of September 30, 2012, we had an available cash balance of approximately $16.0 million. Pursuant to the terms of the Pfizer Agreement, as amended, Pfizer has agreed to share the cost of the planned Phase 2a trials for iSONEP. Additional near-term sources of cash include $0.6 million remaining on the $3 million BRDG-SPAN grant from the National Eye Institute (part of the National Institutes of Health) to support iSONEP-related trials, and the three year, $3 million grant from NIH awarded in 2009 that still has $1.2 million remaining to support ASONEP clinical trials. In addition, in March 2012 we completed a public offering in which we raised net proceeds of $8.2 million. We believe these funds should be sufficient to fund our ongoing drug discovery and development activities through the end of 2013. Further, we may receive additional funding to support our operations beyond the end of 2013 under the Pfizer Agreement if Pfizer elects to exercise its option to continue the clinical development of iSONEP. Additionally, we may receive grants as a result of grant applications we have filed and will file. However, we cannot provide any assurance that we will be successful in maintaining our commercial relationship with Pfizer, we will not experience further delays in our clinical trials, that Pfizer will exercise its option to commercialize iSONEP or that iSONEP will achieve the developmental, regulatory and commercial milestones that would entitle us to future payments under the Pfizer Agreement. As a result, we may be required to secure substantial additional capital to continue to fund our planned drug discovery and development projects beyond mid-2014.

        We expect we will be required to issue additional equity or debt securities or enter into other commercial arrangements, including relationships with corporate and other partners, to secure such additional financial resources. Depending upon market conditions, we may not be successful in raising sufficient additional capital to support our long-term requirements. If we fail to obtain sufficient additional financing, or enter into relationships with others that provide additional financial resources, we will not be able to develop our product candidates on our planned timeline, or at all, and we will be required to reduce staff, reduce or eliminate research and development, slow the development of our product candidates and outsource or eliminate several business functions. In such event, our business, prospects, financial condition and results of operations could be materially adversely affected, and we may be required to cease operations.

         We may not be successful in maintaining our commercial relationship with Pfizer and our other collaborations may not be successful.

        In December 2010, we entered into the Pfizer Agreement, which provides Pfizer with an exclusive option for a worldwide license to develop and commercialize iSONEP. As previously announced, on December 5, 2012, the Company and Pfizer amended the Pfizer Agreement to among other things, reflect the parties' agreement to discontinue the PEDigree trial and to focus on the Nexus trial. We cannot assure you that Pfizer will not exercise its rights to terminate the Pfizer Agreement early, we will not experience further delays in our clinical trials, that Pfizer will exercise its option to commercialize iSONEP, or that iSONEP will achieve the developmental, regulatory and commercial milestones that would entitled us to future payments under the Pfizer Agreement.

        Our commercial relationship with Pfizer and the other collaborations we have entered into, or may enter into in the future, may not be successful due to one or more of the following:

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  disputes with respect to payments that we believe are due under a collaboration agreement;

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  disagreements with respect to ownership and use of intellectual property rights;

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  unwillingness on the part of a collaborator to keep us informed regarding the progress of its development and commercialization activities, or to permit public disclosure of these activities;

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  delay of a collaborator's development or commercialization efforts with respect to our drug candidates or disagreements with the collaborator regarding the appropriate clinical trial protocols; or

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  termination or non-renewal of the collaboration due to the failure of our product candidate to satisfy required developmental, regulatory or commercial milestones, changes in the collaborator's business plans or financial health or other competitive or market reasons.

        In addition, in any collaboration, we may be required to agree not to conduct independently, or with any third party, any research that is competitive with the research conducted under our collaborations. Our collaborations may have the effect of limiting the areas of research that we may pursue, either alone or with others. Our collaborators, however, may be able to develop, either alone or with others, products in related fields that are competitive with the products or potential products that are the subject of these collaborations.

        For example, in 2008, we entered into a License Agreement with Merck KGaA ("Merck") pursuant to which Merck agreed to collaborate with us to develop and commercialize ASONEP (the "Merck Agreement"). In March 2010, Merck proposed continuing the partnership with us via an extension of the Initial Development Period (as defined in the Merck Agreement). However the terms of that proposal were rejected by our Board of Directors as not being in the best interests of our stockholders. Consequently, Merck notified us of their decision to terminate the Merck Agreement. Pursuant to the terms of the Merck Agreement, the termination was effective on April 24, 2010, and upon termination Merck relinquished all rights to the ASONEP program.

        Further, as a result of our collaborations, we may have less control over the development, clinical testing, marketing and distribution activities performed by our collaborators than if we were performing those functions with our own facilities and employees or based on our own decisions. This lack of direct control could adversely affect the results. For example, our ability to complete the Nexus trial during the first quarter of 2014 depends in part on Pfizer's decisions regarding the clinical trial protocols and the clinical trial process.

         We may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls.

        Our operating expenses may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include:

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  the time and resources required to develop our product candidates, conduct pre-clinical and clinical trials, obtain regulatory approvals, and create effective sales and marketing capabilities;

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  the expenses we incur for research and development required to develop our drug candidates and to maintain and improve our technology;

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  the costs of maintaining our commercial relationship with Pfizer;

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  the costs to attract and retain personnel with the skills required for effective operations; and

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  the costs of preparing, filing, prosecuting, defending and enforcing patent claims and other patent related costs, including litigation costs and the results of such litigation.

        In addition, our budgeted expense levels are based in part on our expectations concerning future revenues. However, our ability to generate any revenues depends largely on the progress of our drug candidates through clinical trials, and ultimately on receiving marketing approval from the FDA, which is difficult to forecast accurately. We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues. As a result, a significant shortfall in our planned revenues could have an immediate and material adverse effect on our business and financial condition.

         We must obtain governmental approval for each of our products, which is an expensive and complicated process in which any number of problems could arise that would adversely affect our business.

        Our product candidates target lipids, as opposed to proteins, and the FDA has not previously approved any similar product. Thus, we may encounter unexpected safety, efficacy, or manufacturing issues as we seek to obtain regulatory approval, and we may never receive approval from the FDA or other governmental authorities for our drug candidates.

        The development, production and marketing of our products are subject to extensive regulation by government authorities in the United States and most other developed countries. The process of obtaining approval from the FDA in the United States requires conducting extensive pre-clinical and clinical testing. We have limited experience in, and limited resources available for, regulatory and clinical activities. The clinical trial process is also time-consuming, and we do not know whether planned clinical trials will begin on time or whether we will complete any of our clinical trials on schedule or at all. We estimate that the clinical trials for our first product candidate will not be completed before 2015 at the earliest. Significant delays may adversely affect our financial results and the commercial prospects for iSONEP and ASONEP (or our other potential products or any other products we may acquire or in-license).

        Any of the following events relating to the regulatory approval of our drug candidates can occur and, if any did occur, any one could have a material adverse effect on our business, financial conditions and results of operations:

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  difficulty in securing centers to conduct trials;

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  difficulty in enrolling patients in conformity with required protocols or projected timelines;

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  unexpected adverse reactions by patients or a temporary suspension or complete ban on trials of our products due to adverse side effects;

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  inability or unwillingness of medical investigators to follow our clinical protocols;

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  inability to change clinical trial protocols if we experience unexpected delays;

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  inability to maintain a supply of the investigational drug in sufficient quantities to support the trials;

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  results of clinical trials not yielding sufficiently conclusive favorable data for regulatory agencies to approve the use of our products in development, or any other products we may acquire or in-license;

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  the FDA or other regulatory authorities may place a clinical trial on clinical hold;

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  delays, sometimes long delays, in obtaining approval for our product candidates, including, but not limited, to requests for additional clinical trials;

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  changes in the rules and regulations governing the approval process for product candidates such as ours during the testing and review period, which can result in the need to spend time and money for further testing or review;

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  the authorized use of any product, if approved, is more limited than required for commercial success, or approval is conditioned on completion of further clinical trials or other activities; and

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  any approval being withdrawn, or limited, if previously unknown problems arise with our human-use product or data arising from its use.

        Failure to comply with applicable regulations can, among other things, result in non-approval, suspensions of regulatory approvals, fines, product seizures and recalls, operating restrictions, injunctions and criminal prosecution.

         We may have delays in completing our clinical trials and we may not complete them at all.

        We have not completed the clinical trials necessary to obtain FDA approval to market iSONEP or ASONEP. We have not initiated any Phase III studies. In January 2012, we temporarily suspended our Phase 1b/2a and Phase 2a clinical trials of iSONEP because the FDA advised us that it determined our fill-and-finish contractor, Formatech, Inc., was not in compliance with FDA's current Good Manufacturing Practice (cGMP) requirements during the period that the iSONEP clinical vials were filled. After we suspended dosing, we were notified by the FDA that the iSONEP trials were being placed on clinical hold. As previously announced, the Company resumed dosing patients in the Phase 2a trial in September 2012. However, our clinical trials, including our Phase 2a clinical trial of iSONEP and planned Phase 2 clinical trial of ASONEP, may be delayed or terminated in the future as a result of many factors, including the following:

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  delays or failure in reaching agreement on acceptable clinical trial contracts or clinical trial protocols with prospective clinical testing sites;

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  regulators or Institutional Review Boards may not authorize us to commence a clinical trial;

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  regulators or Institutional Review Boards may suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or concerns about patient safety;

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  the FDA instituting future clinical holds on our clinical trials, and delays or failure of the FDA to remove such clinical holds;

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  we may suspend or terminate our clinical trials if we believe that they expose the participating patients to unacceptable risks or for other reasons;

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  slower than expected patient enrollment or lack of a sufficient number of patients that meet the enrollment criteria for our clinical trials and our inability to change our clinical protocols to respond to such delays;

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  patients failing to complete clinical trials due to safety issues, side effects, dissatisfaction with the treatment candidate, or other reasons;

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  difficulty in maintaining contact with patients after treatment may prevent us from collecting the data required by our study protocols;

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  treatment candidates demonstrating a lack of efficacy during clinical trials;

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  governmental or regulatory delays, changes in regulatory requirements, policy and guidelines;

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  competition with ongoing clinical trials and scheduling conflicts with participating clinicians; and

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  delays in completing data collection and analysis for clinical trials.

        In addition, we rely on academic institutions, hospitals and medical centers, physician practices and clinical research organizations to conduct, supervise or monitor some or all aspects of clinical trials involving our product candidates. We have less control over the timing and other aspects of these clinical trials than if we conducted the monitoring and supervision entirely on our own. Third parties may not perform their responsibilities for our clinical trials on our anticipated schedule or consistent with a clinical trial protocol, applicable regulations or good clinical practices. We also rely on clinical research organizations to perform our data management and analysis. They may not provide these services as required or in a timely or compliant manner.

        Moreover, our development costs will increase if we are required to complete additional or larger clinical trials for the iSONEP and ASONEP prior to regulatory approval. If the delays or costs are significant, our financial results and ability to commercialize iSONEP and ASONEP will be adversely affected.

         The results of our clinical trials may not support either further clinical development or the commercialization of our product candidates.

        Even if our clinical trials are completed as planned, their results may not support either the further clinical development or the commercialization of our product-candidates. The FDA or government authorities may not agree with our conclusions regarding the results of our clinical trials. In addition, our collaboration partners may decide that the results of our clinical trials do not support further investment by such partners. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and the results from any later clinical trials may not replicate the results of prior clinical trials and pre-clinical testing. The clinical trial process may fail to demonstrate that our product candidates are safe for humans and effective for indicated uses. This failure would cause us to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay the filing of our NDAs with the FDA and, ultimately, our ability to commercialize our product candidates and generate product revenues.

        In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in any INDs or the conduct of these trials. A number of companies in the biotechnology and drug development industries have suffered significant setbacks in advanced clinical trials despite promising results in earlier trials. In the end, we may be unable to develop marketable products.

        Further, we have not obtained an agreement with the FDA that the design of our planned iSONEP or ASONEP studies are sufficient to lead to product approval if the results are positive. Moreover, we have not developed or reached an agreement with the FDA on the detailed statistical analysis plan that will be used to analyze the data from these clinical trials. Regulatory agencies also may approve a treatment candidate for fewer or more limited indications than requested or may grant approval subject to the performance of post-marketing studies. In addition, regulatory agencies may not approve the labeling claims that are necessary or desirable for the successful commercialization of our treatment candidates.

         A source of revenue, grant funds from the National Institutes for Health, may not continue to be a source of revenue in the future.

        Although we have applied for many grants and thus far have been awarded ten of them, the National Institutes of Health ("NIH") may not in the future find our applications worthy of such grants. In addition, the NIH requires audits of those recipients of grant funds exceeding $500,000 in any year, a threshold that we have exceeded in 2011. Such audits test the allowability and allocation of expenditures and ultimately compliance with OMB Circular A-133 audit requirements. There can be no assurance that we will pass such an audit, and failure to pass could result in a material adverse effect on our cash flow and our business operations.

         Our drug-development programs depend upon third-party researchers who are outside our control.

        We depend upon independent investigators and collaborators, such as universities, medical institutions, and clinical research organizations to conduct our pre-clinical and clinical trials under agreements with us. Such agreements are often standard-form agreements typically not subject to extensive negotiation. These investigators or collaborators are not our employees, and in general we cannot control the amount or timing of resources that they devote to our programs. These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our drug-development programs, or if their performance is substandard, the approval of our FDA applications, if any, and our introduction of new drugs, if any, will be delayed. These collaborators may also have relationships with other commercial entities, some of whom may compete with us.

         Our collaborations with outside scientific and clinical advisors may be subject to restriction and change.

        We work with scientific and clinical advisors at academic and other institutions who are experts in the fields of oncology, ophthalmology, and autoimmune disorders (such as multiple sclerosis). They assist us in our research and development efforts and advise us with respect to our clinical trials. These advisors are not our employees and may have other commitments that would limit their future availability to us. Although our scientific and clinical advisors and collaborators generally agree not to engage in competing work, if a conflict of interest arises between their work for us and their work for another entity, we may lose their services, which may impair our reputation in the industry and delay the clinical development of our drug candidates.

         We are dependent on third-party manufacturers, over whom we have limited control, to manufacture our products.

        The manufacturing process of iSONEP, ASONEP, Lpathomab, and any other therapeutic products we may want to evaluate or commercialize involves a number of steps and requires compliance with stringent quality control specifications imposed by us and by the FDA. Moreover, our proposed products may be manufactured only in a facility that has undergone a satisfactory inspection and certification by the FDA. We do not have any manufacturing facilities ourselves and expect to rely on one or more third-party manufacturers to properly manufacture our products currently in clinical development as well as any other products we may develop or in-license. We may not be able to quickly replace our manufacturing capacity if we were unable to use a third party's manufacturing facilities as a result of a fire, natural disaster (including an earthquake), equipment failure or other difficulty, or if such facilities are deemed not in compliance with current Good Manufacturing Practice ("cGMP") requirements, and the noncompliance could not be rapidly rectified. For example, in January 2012, we temporarily suspended dosing patients in our PED and wet-AMD trials, because we learned from the FDA that our fill-and-finish contractor, Formatech, Inc., was not in compliance with cGMP requirements during the period in August 2010 that the iSONEP clinical vials were filled. After we suspended dosing, we were notified by the FDA that the iSONEP trials were being placed on clinical hold. As previously announced, the Company resumed dosing patients in the iSONEP Phase 2a trial in September 2012, and the Company expects to complete the trial during the first quarter of 2014. However, there is no assurance that we will be able to complete this or other clinical trials on our intended timeline, if at all. In addition, we may not be able to maintain our agreement with any manufacturer we select. For example, our agreement with our existing manufacturer of ASONEP and iSONEP, Laureate Pharma, Inc., ("Laureate") will expire by its terms at the end of 2012. There is no assurance that we will be able to renew our agreement with Laureate on acceptable terms, or at all. Laureate is our single manufacturer for ASONEP and ISONEP and may not be replaced without significant effort and delay in production. A supply interruption or an increase in demand beyond our current manufacturer's capabilities could harm our ability to manufacturer such products until new manufacturers are identified and qualified, which would have a significant adverse effect on our business and results.

        Additionally, our inability or reduced capacity to have our products manufactured would prevent us from successfully evaluating or commercializing our proposed products. Our dependence upon third parties for the manufacture of our proposed products may adversely affect our profit margins and our ability to develop and deliver proposed products on a timely and competitive basis. Any delays in formulation and manufacturing objectives may cause a delay in our clinical program, and could have an adverse effect on the price of our shares.

         We have a limited product and technology portfolio at the current time.

        Although our clinical drug candidates, iSONEP and ASONEP, might ultimately show clinical relevance in multiple disease states, we have assessed their clinical potential only against AMD and cancer, respectively, and only in Phase 1 clinical trials with small numbers of patients and in animal models. There can be no assurance that any of our existing products will be successfully developed, prove to be safe and efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs or be successfully marketed.

        In addition, our ImmuneY2™ process of generating monoclonal antibodies against lipid mediators may not be successful against future targets. As such, there can be no assurance that we will be able to develop a monoclonal antibody against our future targets, and thus, we may fail to generate additional clinical candidates for our pipeline.

         If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market any products we may develop, we may not be able to generate product revenue.

        We do not currently have an organization for the sales, marketing and distribution of pharmaceutical products. In order to market any products that may be approved by the FDA, we must build a sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. In addition, we have no experience in developing, training or managing a sales force and will incur substantial additional expenses in doing so. The cost of establishing and maintaining a sales force may exceed its cost effectiveness. Furthermore, we will compete with many companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these companies. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

         Physicians and patients may not accept and use our drugs.

        Even if the FDA approves our initial lead products (or any other product we attempt to commercialize), physicians and patients may not accept and use it. Acceptance and use of any of our future products, if approved, will depend upon a number of factors including:

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  perceptions by members of the health care community, including physicians, about the safety and effectiveness of our drugs;

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  cost-effectiveness of our drugs or diagnostic products relative to competing products;

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  availability of reimbursement from government or other healthcare payors for our products; and

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  effectiveness of marketing and distribution efforts by us and our third-party collaborators, if any.

        Because we expect sales of our current product candidates, if approved, to generate substantially all of our product revenues for the foreseeable future, the failure of any of these drugs to find market acceptance, subsequent to approval, would severely harm our business.

         Our industry is highly competitive, so even if our products ultimately get approved by the FDA, our success depends on our ability to sustain competitive advantages.

        The pharmaceutical, biopharmaceutical and biotechnology industries are very competitive, fast moving and intense, and, are expected to be increasingly so in the future. Other companies have developed and are developing drugs that, if not similar in type to our drugs, are designed to provide comparable clinical significance. Therefore, our lead products, other products we may develop, or any other products we may acquire or in-license may not be, or may not be perceived to be, the most efficacious (at all or for a majority of patients), the safest, the first to market, or the most economical to make or use. If a competitor's product is, or is perceived to be, more advantageous than ours, for whatever reason, then we could make less money from sales, if we are able to generate sales at all.

        There are many reasons why a competitor might be more successful than we are, including:

  •
  Many competitors have greater financial resources and can afford more technical and development setbacks than we can.

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  Many competitors have been in the drug-discovery and drug-development business longer than we have. They have greater experience than we have in critical areas like clinical testing, obtaining regulatory approval, and sales and marketing. This experience and their name recognition give them a competitive advantage over us.

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  Some competitors may have a better patent position protecting their technology than we have or will have to protect our technology. If we cannot use our proprietary rights to prevent others from copying our technology or developing similar technology, then our competitive position will be harmed.

  •
  Some companies with competitive technologies may move through stages of development, approval, and marketing faster than we do. If a competitor receives FDA approval before we do, then it will be authorized to sell its products before we can sell ours. Because the first company "to market" often has a significant advantage over latecomers, a second-place position could result in less-than-anticipated sales.

        The United States Food, Drug, and Cosmetic Act and FDA regulations and policies provide incentives to manufacturers to challenge patent validity or create modified, non-infringed versions of a drug in order to facilitate the approval of abbreviated new drug application for generic substitutes. These same incentives also encourage manufacturers to submit new drug applications, known as 505(b)(2) applications, that rely on literature and clinical data not originally obtained by the drug sponsor. In light of these incentives and especially if our lead products (or our other drug candidates in development or any other products we may acquire or in-license) are commercially successful, other manufacturers may submit and gain successful approval for either an abbreviated new drug application or a 505(b)(2) application that will compete directly with our products. Such competition will likely cause a reduction in our revenues.

         If Medicare and other third-party payors, including managed care organizations, do not provide adequate reimbursement for our drugs or our diagnostic products, if commercialized, the commercial success of our product candidates could be compromised.

        Reimbursement by a third-party payor may depend on a number of factors, including a payor's determination that our product candidates, if commercialized, are: experimental or investigational; not medically necessary; not appropriate for the specific patient or clinical indication; or not cost-effective.

        Reimbursement by Medicare may require a review that will be lengthy and that will be performed under the provisions of a National Coverage Decision process with payment limits as the Secretary of HHS determines appropriate. We cannot guarantee that the Secretary of HHS will act to approve any of our products, if commercialized, on a timely basis, or at all. In addition, there have been and will most likely continue to be significant efforts by both federal and state agencies to reduce costs in government healthcare programs and otherwise implement government control of healthcare costs. Any future changes in Medicare reimbursement that may come about as a result of enactment of healthcare reform or of deficit-reduction legislation will likely continue the downward pressure on reimbursement rates. In addition, emphasis on managed care in the United States may continue to pressure the pricing of healthcare services. In certain countries outside the United States, pricing and profitability of prescription pharmaceuticals are subject to government control. Third party payors, including Medicare, are challenging the prices charged for medical products and services. In addition, government and other third-party payors increasingly are limiting both coverage and the level of reimbursement for many drugs and diagnostic products. If government and other third-party payors do not provide adequate coverage and reimbursement for our products, it may adversely affect our business. Since policy-level reimbursement approval is required from each private payor individually, seeking such approvals is a time-consuming and costly process. If we are unable to obtain adequate reimbursement approval from Medicare and private payors for any of our products, or if the amount reimbursed is inadequate, our ability to generate revenue will be limited.

         Health care reform, which includes amendments to the Food and Drug Act, may adversely impact our business.

        The United States government and other governments have shown significant interest in pursuing healthcare reform. Any government-adopted reform measures could adversely impact:

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  the pricing of healthcare products in the United States or internationally; and

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  the amount of reimbursement available from governmental agencies or other third party payors.

        New laws, regulations and judicial decisions, or new interpretations of existing laws, regulations and decisions, that relate to healthcare availability, methods of delivery or payment for products and services, or sales, marketing or pricing may cause our revenue to decline, and we may need to revise our research and development programs.

        On September 27, 2007, the Food and Drug Administration Amendments Act of 2007 was enacted, giving the FDA enhanced post-market authority, including the authority to require post-market studies and clinical trials, labeling changes based on new safety information, and compliance with risk evaluation and mitigation strategies approved by the FDA. The FDA's exercise of its new authority could result in delays or increased costs during the period of product development, clinical trials and regulatory review and approval, increased costs to assure compliance with new post-approval regulatory requirements, and potential restrictions on the sale of approved products.

         We may incur significant or currently undeterminable costs in complying with environmental laws and regulations.

        We use hazardous materials, including chemicals and biological agents and compounds that could be dangerous to human health and safety or the environment. As appropriate, we will store these materials and wastes resulting from their use at our or our outsourced laboratory facility pending their ultimate use or disposal. We will contract with a third party to properly dispose of these materials and wastes. We will be subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes. We may also incur significant costs complying with environmental laws and regulations adopted in the future.

         We may be subject to product liability claims.

        The development, manufacture, and sale of pharmaceutical products expose us to the risk of significant losses resulting from product liability claims. Although we intend to obtain and maintain product liability insurance to offset some of this risk, we may be unable to secure such insurance or it may not cover certain proven claims against us.

        We may not be able to afford to obtain insurance due to rising costs in insurance premiums in recent years. If we are able to secure insurance coverage, we may be faced with a successful claim against us in excess of our product liability coverage that could result in a material adverse impact on our business. If insurance coverage is too expensive or is unavailable to us, we may be forced to self-insure against product-related claims. Without insurance coverage, a successful claim against us and any defense costs incurred in defending ourselves may have a material adverse impact on our operations.

         If we lose the services of key management personnel, we may not be able to execute our business strategy effectively.

        Our future success depends in a large part upon the continued service of key members of our senior management team. In particular, our Chief Executive Officer, Scott Pancoast is critical to our overall management as well as the development of our technology, our culture and our strategic direction. None of our executive officers and key employees has long-term employment contracts with us, and we do not maintain any key-person life insurance policies. The loss of any of our management or key personnel could materially harm our business.

         We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively.

        Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense. We expect that as more companies in the biotechnology and pharmaceutical industries establish programs to discover drugs that target bioactive lipids, the demand for scientists with experience working with bioactive lipids will increase. As that demand increases, it is likely that certain of our competitors will directly target certain of our employees. Our continued ability to compete effectively depends on our ability to retain and motivate our existing employees.

        We may also need to hire additional qualified personnel with expertise in preclinical testing, clinical research and testing, government regulation, formulation and manufacturing, and sales and marketing. We compete for qualified individuals with numerous biopharmaceutical companies and other emerging entrepreneurial companies, as well as universities and research institutions. Competition for such individuals, particularly in the Southern California area, is intense. Even though the current economic conditions have somewhat softened demand for qualified personnel, we expect that over the longer term we will continue to face stiff competition and may not be able to successfully recruit or retain such personnel. Attracting and retaining qualified personnel will be critical to our success.

         If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

        We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations involve the use of hazardous and flammable materials, including chemicals and radioactive and biological materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties.

        Although we maintain workers' compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous or radioactive materials.

        In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

Risks Associated With Our Intellectual Property

         Our intellectual property rights are valuable, and our inability to protect them could reduce the value of our products, services and brand.

        Our patents, trademarks, trade secrets, copyrights and other intellectual property rights are critically important assets to us. Events outside of our control could jeopardize our ability to protect our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed. In addition, the efforts we have taken to protect our intellectual property rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Protecting our intellectual property rights is costly and time consuming, and the unauthorized use of our intellectual property could cause these costs to rise significantly and materially affect our operating results.

        While our goal is to obtain patent protection for our innovations, they may not be patentable or we may choose not to protect certain innovations that later turn out to be important for our business. Even if we do obtain protection for our innovations, the scope of protection gained may be insufficient or a patent issued may be deemed invalid or unenforceable, as the issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patenting process, enforcement of issued patents, and defense against claims of infringement are inherently costly and risky. We may not have the financial resources to defend our patents, thereby reducing our competitive position and our business prospects. Specific risks associated with the patent process include the following:

  •
  The United States or foreign patent offices may not grant patents of meaningful scope based on the applications we have already filed and those we intend to file. If our current patents do not adequately protect our drug molecules and the indications for their use, then we will not be able to prevent imitation and any product may not be commercially viable.

  •
  Some of the issued patents we now license may be determined to be invalid. If we have to defend the validity of the patents that we have in-licensed, the costs of such defense could be substantial, and there is no guarantee of a successful outcome. In the event any of the patents we have in-licensed is found to be invalid, we may lose competitive position and may not be able to receive royalties for products covered in part or whole by that patent under license agreements.

  •
  In addition, changes in or different interpretations of patent laws in the United States and foreign countries may permit others to use our discoveries or to develop and commercialize our technology and products without providing any compensation to us. The laws of some countries do not protect intellectual property rights to the same extent as U.S. laws and those countries may lack adequate rules and procedures for defending our intellectual property rights. For example, some countries, including many in Europe, do not grant patent claims directed to methods of treating humans, and in these countries patent protection may not be available at all to protect our drug candidates.

  •
  Although we try to avoid infringement, there is the risk that we will use a patented technology owned by another person or entity and/or be sued for infringement. For example, U.S. patent applications are confidential while pending in the Patent and Trademark Office, and patent offices in foreign countries often publish patent applications for the first time six months or more after filing. Further, we may not be aware of published or granted conflicting patent rights. Any conflicts resulting from patent applications and patents of others could significantly reduce the coverage of our patents and limit our ability to obtain meaningful patent protection. In addition, defending or indemnifying a third party against a claim of infringement can involve lengthy and costly legal actions, and there can be no guarantee of a successful outcome.

        Specifically, we have filed patents to protect our compositions of matter and methods to treat several disease states, including cancer, cardiovascular disease, cerebrovascular disease, hyperproliferative diseases, and angiogenesis. We do not know whether our claims will be granted. Even if we do obtain protection for our innovations, the scope of protection gained may be insufficient or a patent issued may be deemed invalid or unenforceable.

        We also seek to maintain certain intellectual property as trade secrets. The secrecy of this information could be compromised by third parties, or intentionally or accidentally disclosed to others by our employees, which may cause us to lose any competitive advantage we enjoy from maintaining these trade secrets.

         We may in the future be subject to intellectual property rights claims, which are costly to defend, which could require us to pay damages, and which could limit our ability to use certain technologies in the future.

        Companies in the pharmaceutical, biopharmaceutical and biotechnology industries own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations by others of intellectual property rights. As our products get closer to commercialization, there is greater possibility that we may become subject to an infringement claim based on use of our technology such that we would be unable to continue using the technology without obtaining a license or settlement from third parties. We may not be able to obtain these licenses on acceptable terms, or at all. If we fail to obtain a required license or are unable to alter the design of our technology to fall outside the scope of a third party patent, we may be unable to market some of our products, which would limit our prospects for profitability.

        Any intellectual property claims, whether merited or not, could be time-consuming and expensive to litigate and could cause us to divert critical management and financial resources to the resolution of such claims. We may not be able to afford the costs of litigation. Any legal action against us or our collaborators could lead to:

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  payment of damages, potentially treble damages, if we are found to have willfully infringed a party's patent rights;

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  injunctive or other equitable relief that may effectively block our ability to further develop, commercialize and sell products; or

  •
  us or our collaborators having to enter into license arrangements that may not be available on commercially acceptable terms, if at all.

        As a result, an adverse determination also could prevent us from offering our products to the marketplace.

         Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property.

        Because we operate in the highly technical field of drug discovery and development, we rely in part on trade secret protection in order to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, sponsored researchers and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by us during the course of the party's relationship with us. These agreements also generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain trade secret protection could adversely affect our competitive position.

         We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

        Many of our employees were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these employees have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee's former employer. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

Risks Primarily Associated With Our Stock

         The price of our Class A common stock may be volatile.

        Our Class A common stock is traded on the Nasdaq Capital Market, or NASDAQ. The trading price of our Class A common stock may fluctuate substantially. Among the factors that may cause the market price of our Class A common stock to fluctuate are the risks described in this "Risk Factors" section and other factors, including:

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  price and volume fluctuations in the overall stock market from time to time;

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  fluctuations in stock market prices and trading volumes of similar companies;

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  actions of investors that affect the market price;

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  actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of securities analysts;

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  general economic conditions and trends;

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  the announcement of collaboration agreements to pursue further clinical development of our drug candidates;

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  sales of large blocks of our stock;

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  departures of key personnel;

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  changes in the regulatory status of our product candidate or clinical trials;

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  announcements of new products or technologies;

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  regulatory developments in the United States and other countries.

         If shares of our common or preferred stock available for issuance or shares eligible for future sale were introduced into the market, it could hurt our stock price.

        We are authorized to issue 28,571,429 shares of Class A common stock. As of September 30, 2012, there were an aggregate of 13,346,927 shares of our Class A common stock issued and outstanding on a fully diluted basis. That total includes 968,469 shares of our Class A common stock that may be issued upon the exercise of outstanding stock options and the vesting of outstanding restricted stock units, and 1,841,741 shares of Class A common stock that may be issued upon the exercise of outstanding warrants. The exercise of outstanding options and/or warrants may cause substantial dilution to those who hold shares of Class A common stock prior to such exercises. In addition, sales of substantial amounts of the Class A common stock in the public market by these holders or perceptions that such sales may take place may lower the Class A common stock's market price.

        We may sell our authorized, but unissued, Class A common stock to satisfy our funding requirements. We are also authorized to issue 15,000,000 shares of preferred stock, without stockholder approval. The preferred stock may have rights that are superior to the rights of the holders of our Class A common stock, at a purchase price then approved by our Board of Directors. The sale or the proposed sale of substantial amounts of our common or preferred stock in the public markets may adversely affect the market price of our Class A common stock and our stock price. Our stockholders may also experience substantial dilution.

         We do not currently intend to pay dividends on our Class A common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Class A common stock.

        We currently intend to invest our future earnings, if any, to fund the development and growth of our business. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, future prospects, contractual arrangements, restrictions imposed by applicable law, any limitations on payments of dividends present in any debt agreements we may enter into and other factors our board of directors may deem relevant. If we do not pay dividends, your ability to achieve a return on your investment in our company will depend on any future appreciation in the market price of our Class A common stock. There is no guarantee that our Class A common stock will appreciate in value or even maintain the price at which our holders have purchased their Class A common stock.

         As a public company, we may have to implement additional and expensive finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

        We currently are a company with limited resources and we intend to continue to spend most of our resources on research, development and other operational expenses. We are currently classified as a Smaller Reporting Company under Exchange Act regulations. Until we are classified as an Accelerated Filer (based upon our market capitalization reaching $75 million as of the applicable measuring date, among other requirements), we are exempt from compliance with Section 404(b) of the Sarbanes-Oxley Act of 2002, relating to the attestation and reporting by our external auditing firm on our internal controls. However, if we were no longer exempt from compliance with certain provisions of the Sarbanes-Oxley Act of 2002, we would incur significant additional costs, which would be material to us and would affect our results of operations. In order to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, we may be required to expand disclosures and accelerate our financial reporting requirements. If we are unable to complete the required Section 404(b) assessment as to the adequacy of our internal control over financial reporting, if we fail to maintain or implement adequate controls, or if our independent registered public accounting firm is unable to provide us with an unqualified report as to the effectiveness of our internal control over financial reporting as of the date of our first Form 10-K for which compliance is required (compliance will not be required with respect to our Form 10-K for the year ended December 31, 2012, but could be required with respect to our Form 10-K for the year ended December 31, 2013 depending on the value of our public float as of June 30, 2013), our ability to obtain additional financing could be impaired. In addition, investors could lose confidence in the reliability of our internal control over financial reporting and in the accuracy of our periodic reports filed under the Exchange Act. A lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline. In addition, we could be delisted from the NASDAQ Capital Market.

         Our Class A common stock may be delisted from the NASDAQ Capital Market, or NASDAQ.

        In October 2012, our Class A common stock was approved for listing on the NASDAQ. Prior to listing on the NASDAQ, our Class A common stock traded on the OTC Bulletin Board under the ticker symbol "LPTND". If the bid price of our Class A common stock falls below $1.00 for an extended period, or we are unable to continue to meet NASDAQ's listing maintenance standards for any other reason, our Class A common stock could be delisted from the NASDAQ. If our stock is delisted from the NASDAQ, we will make every possible effort to have it quoted for trading on the OTC Bulletin Board. However, if our Class A common stock were to be traded on the OTC Bulletin Board and the trading price were to remain below $5.00 per share, trading in our Class A common stock might also become subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trade involving a stock defined as a "penny stock" (generally, any equity security not listed on a national securities exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions). These rules may adversely affect the ability of stockholders to sell our Class A common stock and otherwise negatively affect the liquidity, trading market and price of our Class A common stock. A delisting from NASDAQ would also result in negative publicity and would negatively impact our ability to raise capital in the future.

         Our governing documents provide indemnification for officers, directors and employees.

        Our governing instruments provide that officers, directors, employees and other agents shall only be liable to us for losses, judgments, liabilities and expenses for which they are adjudged guilty of willful misfeasance or malfeasance in the performance of his or her obligations. Thus certain alleged errors or omissions might not be actionable by us. The governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify our officers, directors, employees and other agents for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with our Company, including liabilities under applicable securities laws.

         Anti-takeover provisions in our charter could make a third party acquisition of the Company difficult.

        The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof without any further vote or action by the shareholders. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Class A common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. We have no present plans to issue any preferred stock.

Risks Related to This Offering

         Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

        Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our Class A common stock to decline.

         You will experience immediate and substantial dilution in the net tangible book value per share of the Class A common stock you purchase.

        Since the price per share of our Class A common stock being offered is substantially higher than the net tangible book value per share of our Class A common stock, you will suffer substantial dilution in the net tangible book value of the Class A common stock you purchase in this offering. Based on the public offering price of $ per share, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of Class A common stock in this offering, you will suffer immediate and substantial dilution of $            per share in the net tangible book value of Class A common stock. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase Class A common stock in this offering.

         You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of Class A common stock in this offering. The price per share at which we sell additional shares of our Class A common stock or securities convertible into Class A common stock in future transactions may be higher or lower than the price per share in this offering.

         If securities and/or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

        The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of our Class A common stock offered hereby will be approximately $             million, or approximately $             million if the underwriter exercises its over-allotment option in full, after deducting the underwriting discount and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering for research and development activities, operating costs, capital expenditures and for general corporate purposes, including working capital. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our capital stock and we do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

 DILUTION

        Our net tangible book value as of September 30, 2012 was approximately $4.05 million, or $0.38 per share of Class A common stock. Net tangible book value per share is calculated by dividing our total tangible assets, less total liabilities, by the number of shares of our Class A common stock outstanding as of September 30, 2012. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Class A common stock in this offering and the as-adjusted net tangible book value per share of our Class A common stock immediately after giving effect to this offering.

        After giving effect to the sale by us of            shares of our Class A common stock in this offering at the public offering price of $            per share, after deducting the underwriting discount and the estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2012 would have been approximately $             million, or $            per share of Class A common stock. This would represent an immediate increase in net tangible book value of $            per share to existing stockholders and an immediate dilution of $            per share to new investors. The following table illustrates this per share dilution:

Public offering price per share			$
Net tangible book value per share as of September 30, 2012		$0.38
Increase per share attributable to new investors	$

As-adjusted net tangible book value per share after this offering			$

Dilution per share to new investors			$

        If the underwriter exercises in full its option to purchase          additional shares of Class A common stock at the public offering price of $            per share, the as adjusted net tangible book value after this offering would be $            per share, representing an increase in net tangible book value of $            per share to existing stockholders and immediate dilution in net tangible book value of $            per share to investors purchasing our Class A common stock in this offering at the public offering price.

        The amounts above are based on 10,536,717 shares of Class A common stock outstanding as of September 30, 2012 and excludes, as of September 30, 2012:

  •
  373,789 shares of Class A common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $3.86 per share;

  •
  594,680 shares of Class A common stock issuable upon the vesting of outstanding restricted stock awards; and

  •
  1,841,741 shares of our Class A common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $7.22 per share.

        To the extent options or warrants outstanding as of September 30, 2012 have been or may be exercised or other shares have been issued, there may be further dilution to investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

 UNDERWRITING

        We have entered into an underwriting agreement with Summer Street Research Partners with respect to the shares of Class A common stock subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares of Class A common stock provided below opposite its name.

Underwriter	Number of Shares
Summer Street Research Partners
Total

        The underwriter is offering the shares of Class A common stock subject to its acceptance of the shares of Class A common stock from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the shares of the Class A common stock offered by this prospectus supplement and the accompanying prospectus is subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of Class A common stock if any such shares are taken. However, the underwriter is not required to take or pay for the shares of Class A common stock covered by the underwriter's over-allotment option described below.

Over-Allotment Option

        We have granted the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of          additional shares of Class A common stock to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Class A common stock offered by this prospectus supplement and the accompanying prospectus. If the underwriter exercises this option, the underwriter will be obligated, subject to certain conditions, to purchase the additional shares for which the option has been exercised.

Discounts and Commissions

        The underwriter has advised us that it proposes to offer the shares of Class A common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $            per share. The underwriter may allow, and certain dealers may reallow, a discount from the concession not in excess of $            per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares of Class A common stock are offered by the underwriter as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority. The underwriter has advised us that it expects that Crossover Healthcare Fund LLC will purchase shares of Class A common stock in this offering. Alfred J. Sollami, the chief executive officer and majority owner of Summer Street Research Partners, is the majority owner of SSRP Asset Management LLC. SSRP Asset Management LLC is the investment adviser to Crossover Healthcare Fund LLC.

        The following table shows the underwriting discount payable to the underwriter by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter's over-allotment option to purchase additional shares.

	Per share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$

        In addition, in connection with this offering Morgan Joseph TriArtisan LLC, or Morgan Joseph, agreed to waive its right of first refusal to participate as an underwriter in this offering in exchange for a non-refundable cash payment of $50,000. In the event that the gross proceeds of this offering exceed $10,000,000, we will pay Morgan Joseph an additional cash fee equal to 0.5% of the gross proceeds of this offering in excess of $10,000,000. We estimate that expenses payable by us in connection with this offering, other than the underwriting discount but including the fees payable to Morgan Joseph, will be approximately $            . In no event will the total compensation payable to the underwriter and any other member of the Financial Industry Regulatory Authority, Inc. (or FINRA) or independent broker-dealer (including any financial advisor) in connection with the sale of the Class A common stock offered hereby exceed 8.0% of the gross proceeds of this offering.

Indemnification

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-up Agreements

        We and our officers and directors have agreed, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of Class A common stock or any securities convertible into or exchangeable for our Class A common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter; provided, however, that we may make sales of shares of our Class A common stock at a price per share no less than the initial public offering price of the shares set forth on the cover page of this prospectus supplement. This 90-day period may be extended if (1) during the last 17 days of the 90-day period, we issue an earnings release or material news or a material event regarding us occurs or (2) prior to the expiration of the 90-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the period of such extension will be 18 days, beginning on the issuance of the earnings release or the occurrence of the material news or material event. If after any announcement described in clause (2) of the preceding sentence, we announce that we will not release earnings results during the 16-day period, the lock-up period shall expire the later of the expiration of the 90-day period and the end of any extension of such period made pursuant to clause (1) of the preceding sentence. The underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

        The underwriter has informed us that it will not engage in any stabilization activities and will not impose any penalty bids in connection with this offering. In connection with the offering the underwriter may engage in over-allotment and syndicate covering transactions as described below:

  •
  Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of shares of the Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

        These over-allotment and syndicate covering transactions may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of the Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A common stock. In addition, neither we nor the underwriter makes any representations that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

        In connection with this offering, the underwriter and any selling group members may engage in passive market making transactions in our Class A common stock on The NASDAQ Stock Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of Class A common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Listing and Transfer Agent

        Our Class A common stock is listed on The Nasdaq Capital Market and trades under the symbol "LPTN." The transfer agent of our Class A common stock is the Nevada Agency and Transfer Company.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter's website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

LEGAL MATTERS

        DLA Piper LLP (US), San Diego, California will pass upon the validity of the issuance of the Class A common stock offered by this prospectus supplement and the accompanying prospectus. Lowenstein Sandler PC, New York, New York, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

        The consolidated financial statements of Lpath, Inc. and subsidiary as of December 31, 2011 and 2010, and for the years then ended, have been incorporated herein by reference in reliance upon the report of Moss Adams LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 (File No. 333-184741), of which this prospectus supplement and the accompanying prospectus are a part, under the Securities Act, to register the shares of Class A common stock offered by this prospectus supplement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement.

        As a public company, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. We maintain a website at http://www.Lpath.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement. You may also read and copy any document we file with the SEC at its public reference room, at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

INCORPORATION BY REFERENCE

        We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus supplement. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus supplement.

        We incorporate by reference into this prospectus supplement the following documents listed below, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 16, 2012;

  •
  our definitive proxy statement on Schedule 14A filed with the SEC on April 27, 2012 pursuant to Section 14 of the Exchange Act in connection with our 2012 Annual Meeting of Stockholders;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 filed with the SEC on May 14, 2012;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 filed with the SEC on August 13, 2012;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 filed with the SEC on November 9, 2012;

  •
  our Current Reports on Form 8-K filed with the SEC on January 27, 2012, March 6, 2012, June 5, 2012, June 22, 2012, August 1, 2012, October 4, 2012 (as amended by our Current Report on Form 8-K/A filed October 5, 2012), October 18, 2012, October 26, 2012, December 11, 2012 and December     , 2012; and

  •
  the description of our Class A common stock contained in our registration statement on Form 8/A filed with the SEC on October 18, 2012 (as amended by Form 8-A/A filed with the SEC on October 31, 2012).

        We will provide each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests should be directed to: Lpath, Inc., Attention: Corporate Secretary, 4025 Sorrento Valley Road, San Diego, CA 92121, telephone: (858) 678-0800.

PROSPECTUS

$20,000,000

Common Stock
Warrants
Units

        We may offer from time to time any combination of the securities described in this prospectus, either individually or in units.

        This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

        Our common stock is listed on The Nasdaq Capital Market under the symbol "LPTN." On November 1, 2012, the last reported sale price for our common stock was $6.55 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS" ON PAGE 7 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

        We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 2, 2012

i

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information."

        You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.

SUMMARY

Prospectus Summary

        This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under "Risk Factors" beginning on page 7, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

        Throughout this prospectus, references to (i) "Lpath," "the Company," "we," "us," and "our" refer to Lpath, Inc., a Nevada corporation, unless the context otherwise requires; (ii) references to "Lpath Therapeutics" or "LTI" refer to Lpath Therapeutics, Inc., our wholly owned subsidiary; (iii) references to "common stock" or "Class A common stock" refer to the Company's Class A common stock, par value $0.001 per share; and (iv) references to "preferred stock" refer to the Company's Series A Preferred Stock, par value of $0.001 per share, Series B Preferred Stock, par value of $0.001 per share, and Series C Preferred Stock, par value of $0.001 per share.

        We own or have rights to use the trademarks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that appear in this prospectus include: Lpath™, ASONEP™, iSONEP™, Lpathomab™, Sphingomab™, and ImmuneY2™ which may be registered or trademarked in the United States. Each trademark or trade name of any other company appearing in this prospectus is, to our knowledge, owned by such other company.

Our Company

        We are a biotechnology company focused on the discovery and development of lipidomic-based therapeutic antibodies, an emerging field of medical science that targets bioactive signaling lipids to treat a wide range of human diseases. We have two product candidates that are currently in clinical development, and one in pre-clinical evaluation.

iSONEP

        iSONEP™ is the ocular formulation of sonepcizumab, a humanized monoclonal antibody ("mAb") against sphingosine-1-phosphate ("S1P"). Sphingomab™ is the original mouse version of this monoclonal antibody. iSONEP is administered by intravitreal injection, and has demonstrated multiple mechanisms of action in ocular models of disease, including anti-angiogenesis, anti-inflammatory, anti-fibrotic and anti-vascular permeability. This combination of mechanisms would suggest: (i) iSONEP might have a comparative advantage over currently marketed products for "wet" age-related macular degeneration ("wet AMD") and (ii) iSONEP might demonstrate clinical efficacy in a broad range of retinal diseases where there is currently a significant unmet medical need, including diabetic retinopathy, dry AMD, and glaucoma-related surgery.

        In 2009, we completed a Phase 1 clinical trial in which iSONEP was evaluated in patients with wet AMD. In that trial, iSONEP met its primary endpoint of being well tolerated in all 15 patients at dose levels ranging from 0.2 mg to 1.8 mg per intravitreal injection. No drug-related serious adverse events were reported in any of the patients. Positive biological effects were also observed in some patients in this clinical study, the most common being regression in choroidal neovascularization ("CNV"), which is the underlying cause of the disease that eventually leads to degeneration of the macula. Most of these positive effects appear to be largely independent of the effects seen when patients undergo treatment with the drugs that are in current use for the treatment of wet AMD.

        We have initiated the next clinical studies of iSONEP to further investigate the biological effects observed in the Phase 1 trial. In September, 2011, we began a Phase 1b/2a clinical trial of iSONEP in patients with retinal pigment epithelium detachment ("PED"), a persistent complication in patients with the occult form of wet AMD. Of the 15 patients in the Phase 1 iSONEP trial, two patients were diagnosed with PED. With a single dose of iSONEP, both of these patients experienced complete resolution of the condition. There is currently no FDA approved treatment for PED. While the small number of patients with this condition in the iSONEP Phase 1 clinical trial makes it difficult to draw any definitive conclusions, we believe, based on advice from our Ocular Advisory Board, that a follow-up study focused specifically on PED patients is warranted. In October, 2011, we also began a larger Phase 2a clinical trial, to test iSONEP as a treatment for wet-AMD in a broader population of patients, namely, those wet-AMD patients without PED.

        In January 2012, we temporarily suspended dosing patients in our PED and wet-AMD trials. We took this action because we learned from the FDA that it had determined that our fill-and-finish contractor, Formatech, Inc., was not in compliance with FDA's current Good Manufacturing Practice ("cGMP") requirements during the period in August 2010 that the iSONEP clinical vials were filled. After we suspended dosing, we were notified by the FDA that the iSONEP trials were being placed on clinical hold. The FDA has not informed us regarding any specific non-compliance issues at Formatech that may have affected our drug product. iSONEP has been well tolerated by all patients in our Phase 1 trial and by all patients treated thus far in our PED and wet-AMD trials.

        We have manufactured the additional drug substance required to complete the trials, and have completed the fill/finish process with an alternate contractor. We resumed dosing patients on September 12, 2012. As a result of the clinical hold, the projected costs to complete the iSONEP trials have increased significantly. These cost increases are related to manufacturing additional clinical drug supply and the cost of activities required to restart the clinical trials. Pfizer has requested that we consider potential alternatives to offset a portion of the increased costs, including the possibility of incorporating the PEDigree study into the Nexus study. We are continuing our discussions with Pfizer on this issue, but no final decision has been made. The actual time required to complete our clinical trials will depend on a number of factors outside of our direct control, including those discussed in "Risk Factors—We may have delays in completing our clinical trials and we may not complete them all."

        In December 2010, we entered into an agreement providing Pfizer Inc. with an exclusive option for a worldwide license to develop and commercialize iSONEP (the "Pfizer Agreement"). Under the terms of that agreement, Pfizer provided Lpath with an upfront option payment of $14 million and will share the cost of the planned Phase 1b and Phase 2a trials. Following completion of the two studies, Pfizer has the right to exercise its option for worldwide rights to iSONEP. If Pfizer exercises its option, Lpath will be eligible to receive an option fee as well as development, regulatory and commercial milestone payments. In addition, if iSONEP eventually becomes a commercial product, Lpath will be entitled to receive tiered double-digit royalties based on sales of iSONEP.

ASONEP

        ASONEP™ is the systemic formulation of sonepcizumab. In the first quarter of 2010, we completed a Phase 1 clinical trial in which ASONEP was evaluated in very late-stage cancer patients. In that trial, ASONEP was well tolerated at all dose-levels ranging from 1 mg/kg to 24 mg/kg., other than minor infusion-related reactions observed at the highest dose. More than half the patients that completed the initial four-treatment evaluation period showed stable disease, and durable stable disease was observed in several patients.

        Based on ASONEP's safety profile and the observation of stable disease in several late-stage cancer patients, we believe that further investigation of ASONEP for efficacy in Phase 2 clinical trials is warranted. We are now working to complete various tasks required to move ASONEP into Phase 2 clinical testing in 2012. We are collaborating with Harvard Medical School and other collaborators on plans to conduct one or more Phase 2a clinical trials. We anticipate that our Phase 2a clinical trial testing ASONEP as a treatment for renal cell carcinoma, conducted in conjunction with Harvard Medical School and Beth Israel Deaconess Medical Center, will begin in the second half of 2012.

        In 2008, we entered into a License Agreement with Merck KGaA, ("Merck") pursuant to which Merck agreed to collaborate with us to develop and commercialize ASONEP (the "Merck Agreement"). Pursuant to the terms of the Merck Agreement, we licensed to Merck exclusive, worldwide rights to develop and commercialize ASONEP across all non-ocular indications. In March 2010, Merck proposed continuing the partnership via an extension of the Initial Development Period (as defined in the Merck Agreement). However the terms of that proposed extension were rejected by Lpath's Board of Directors as not being in the best interests of Lpath's stockholders. Consequently, Merck notified us of their decision to terminate the Merck Agreement. The termination was effective on April 24, 2010, and upon such termination Merck relinquished all rights to the ASONEP program.

        As part of the December 2010 Pfizer Agreement, Lpath has granted to Pfizer a time-limited right of first refusal for ASONEP which period ends in December 2013.

Lpathomab

        Lpathomab™, our pre-clinical product candidate, is a mAb against lysophosphatidic acid ("LPA"), a key bioactive lipid that has long been recognized as a significant promoter of cancer-cell growth and metastasis in a broad range of tumor types. Published research has also demonstrated that LPA is a significant contributor to neuropathic pain and plays a key role in pulmonary fibrosis. We have three lead humanized mAbs that inhibit LPA. These mAbs are being tested against each other in various models of human disease to determine which of these could be most likely to succeed in clinical trials. The target date to begin testing Lpathomab in clinical trials is in the first half of 2014.

ImmuneY2™ Technology

        We believe we are the only company to have developed functional therapeutic monoclonal antibodies against any bioactive lipid, of which there are estimated to be 1,000 or more. We produced these unique antibodies using our ImmuneY2™ technology, a series of proprietary processes we have developed. We are currently applying the ImmuneY2 process to other bioactive lipids that are validated targets for disease treatment, thereby expanding our potential pipeline of novel monoclonal antibody-based drug candidates.

        We have a strong intellectual-property position in the bioactive-lipid area, with over 50 issued or pending patents in the United States, with comparable intellectual-property coverage in major foreign countries. Most of these patents were developed in-house based on our pioneering research on bioactive lipid signaling. Our research partners to date include the M.D. Anderson Cancer Center, Johns Hopkins University, Harvard Medical School, the University of Florida College of Medicine, San Diego State University, the French National Centre for Scientific Research and the University of Melbourne, Australia.

Corporate Background

        Lpath Therapeutics Inc., our predecessor company, was incorporated in September 1997 in the state of Delaware as Medlyte Diagnostics, Inc. The company commenced operations in January 1998. The name was changed to Medlyte, Inc. in July 2001 and to Lpath Therapeutics Inc. in July 2004.

        Effective November 30, 2005, Neighborhood Connections, Inc. ("NCI"), a publicly traded Nevada corporation, completed the acquisition of Lpath Therapeutics, Inc. ("LTI") through a reverse triangular merger in which Neighborhood Connections Acquisition Corporation ("NCI Sub"), a wholly owned subsidiary of NCI formed solely for the purpose of facilitating the merger, merged with and into LTI

(the "Merger"). LTI was the surviving corporation in the Merger and, as a result, became a wholly owned subsidiary of NCI. On December 2, 2005, NCI amended its Articles of Incorporation to change its name to Lpath, Inc.

        Although NCI acquired LTI as a result of the Merger, the stockholders of LTI received a majority of the voting interest in the combined enterprise as consideration for entering into the Merger. Additionally, the Merger resulted in LTI's management and Board of Directors assuming operational control of NCI. At the time of the Merger, NCI fell within the definition of a "shell company" as that term is defined in Rule 12b-2 under the Exchange Act.

        Immediately preceding the Merger on November 30, 2005, LTI raised $6.0 million through the private placement of Units consisting of two shares of LTI common stock and one LTI warrant.

        For accounting purposes, this Merger was accounted for in accordance with guidance set forth for transactions of this type by the Securities and Exchange Commission (the "SEC"), which views mergers of this type to be capital transactions rather than business combinations. Therefore, the Merger was accounted for as the issuance of LTI common stock by LTI for the net monetary assets of NCI, accompanied by a recapitalization.

        Our principal offices and research facilities are located at 4025 Sorrento Valley Boulevard, San Diego, California 92121.

        Additional information about us can be found on our website at www.Lpath.com, and in our periodic and current reports filed with the Securities and Exchange Commission ("SEC"). Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and online at www.sec.gov and our website at www.Lpath.com. Please note that the information on our website is not incorporated by reference in this prospectus.

The Securities We May Offer

        We may offer shares of our common stock and warrants to purchase shares of our common stock, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

        We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

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  the names of those underwriters or agents;

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  applicable fees, discounts and commissions to be paid to them;

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  details regarding over-allotment options, if any; and

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  the net proceeds to us.

        Common Stock.    We may offer shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to dividends when and if declared by the board of directors. Our common stock is described in greater detail in this prospectus under "Description of Capital Stock—Common Stock."

        Warrants.    We may offer warrants for the purchase of our common stock in one or more series, from time to time. We may issue warrants independently or together with common stock and the warrants may be attached to or separate from the shares of common stock.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under "Description of Warrants." We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

        Units.    We may offer units consisting of common stock and warrants to purchase shares of our common stock in one or more series. In this prospectus, we have summarized certain general features of the units under "Description of Units." We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2011, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management's current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

        All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospectus and objectives are forward-looking statements. Words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "think," "may," "could," "will," "would," "should," "continue," "potential," "likely," "opportunity" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report. Additionally, statements concerning future matters such as our interpretation of the trials for our product candidates, the ability to successfully complete additional clinical trials on a timely basis and obtain regulatory approvals for one or more of our product candidates, the potential biological effects and indications for our product candidates, the market opportunity for our product candidates, our ability to complete additional discovery and development activities for drug candidates utilizing our proprietary ImmuneY2 drug discovery process, our ability to satisfy the terms of our agreement with Pfizer Inc., our ability to timely raise additional funds to support our operations and the period of time for which our existing cash will enable us to fund our operations and other statements regarding matters that are not historical in nature are forward-looking statements.

        Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth below under the section entitled "Risk Factors" in our most recent Annual Report on Form 10-K, as well as any amendments thereto filed with the SEC. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

        Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

 USE OF PROCEEDS

        Except as described in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for operating costs, capital expenditures and for general corporate purposes, including working capital. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our articles of incorporation, as amended, authorize us to issue up to (i) 28,571,428 shares of Class A common stock, par value $0.001 per share, (ii) 5,000,000 shares of Series A Preferred Stock, par value of $0.001 per share, (iii) 5,000,000 shares of Series B Preferred Stock, par value of $0.001 per share, and (iv) 5,000,000 shares of Series C Preferred Stock, par value of $0.001 per share. As of October 11, 2012, there were 10,536,717 shares of our Class A common stock issued and outstanding, which shares were held by 85 stockholders of record, and no shares of preferred stock outstanding.

        The following summary describes the material terms of our capital stock. The description of our capital stock is qualified by reference to our articles of incorporation, as amended, and our amended and restated bylaws, as amended, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

        All outstanding shares of Class A common stock are fully paid and nonassessable.

        Voting:    Holders of our Class A common stock are entitled to one vote for each share on all matters submitted to a stockholder vote, except matters that relate only to a series of our preferred stock.

        In general, stockholder action (except for bylaw amendments, which requires the affirmative vote of at least two-thirds of the shares entitled to vote, and election of directors, which requires a plurality vote) is based on the affirmative vote of holders of a majority of the shares of Class A common stock represented either in person or by proxy and entitled to vote on such action. Directors are elected by plurality vote.

        Holders of our Class A common stock may take action by written consent without a meeting if a consent in writing, setting forth the action so taken, is signed by not less than a majority of the holders of Class A common stock entitled to vote with respect to the subject matter thereof.

        Dividends:    Subject to limitations under Nevada law and preferences that may apply to any then-outstanding shares of preferred stock, holders of Class A common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.

        Dividends, if any, will be contingent upon our revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Board of Directors. We presently intend to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends prior to a business combination.

        Liquidation:    In the event of a liquidation, dissolution or winding up, the holders of Class A common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and after providing for each class of stock, if any, having preference over the Class A common stock, subject to the liquidation preference of any then outstanding shares of preferred stock.

        Miscellaneous:    Holders of our Class A common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Class A common stock.

Preferred Stock

        Series A Preferred Shares have a par value of $0.001 and such other terms as determined by the Board of Directors prior to their issuance. Each Series A Preferred Share shall have voting rights and shall carry a voting weight equal to ten (10) shares of Class A common stock. Each Series A Preferred Share may be converted into ten (10) shares of Class A common stock upon approval by the Board of Directors.

        Series B Preferred Shares have a par value of $0.001 per share and such other terms as may be determined prior to their issuance by the Board of Directors. Each Series B Preferred Share shall have voting rights and shall carry a voting weight equal to two (2) shares of Class A common stock. Each Series B Preferred Share may be converted into two (2) shares of Class A common stock upon approval by the Board of Directors.

        Series C Preferred Shares have a par value of $0.001 per share and such other terms as may be determined by the Board of Directors prior to their issuance. No Series C Preferred Share shall have voting rights.

        There are currently no shares of Series A, Series B or Series C Preferred Shares issued and outstanding. The issuance of preferred stock could make it more difficult or prevent a change of control of our company or the removal of our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Class A common stock. The rights of holders of our Class A common stock described above will be subject to, and may be adversely affected by, the rights of any preferred stock that our board of directors may designate and issue in the future.

Antitakeover Effects of Provisions of Nevada Law and Charter Documents

        Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

        Acquisition of Controlling Interest.    The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

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  20% or more but less than 33 1/3%;

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  33 1/3% or more but less than or equal to 50%; or

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  more than 50%.

        The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

        These provisions are applicable only to a Nevada corporation, which:

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  has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

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  does business in Nevada directly or through an affiliated corporation.

        At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

        Combination with Interested Stockholder.    The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. These provisions may have the effect of delaying or making it more difficult to affect a change in control of our company.

        A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

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  the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

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  the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

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  if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

        Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

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  an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

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  an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

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  representing 10% or more of the earning power or net income of the corporation.

        Effects of Authorized but Unissued Common Stock and Preferred Stock.    One of the effects of the existence of authorized but unissued Class A common stock and preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

        In addition, our articles of incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of Class A common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

        Advance Notice of Stockholder Proposals and Director Nominations.    Our bylaws require advance notice of stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction the board. To be timely, stockholder notice to our Corporate Secretary must be received at the our principal executive offices not less than 90 days but not more than 120 days prior to the anniversary date of the preceding year's annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Any proposal or nomination that fails to comply with these requirements may be disqualified.

        Removal of Directors.    Our bylaws provide that any director may be removed for cause by the majority vote of stockholders or by a majority vote of the board of directors.

        Amendment of Bylaws.    Our bylaws provide that the bylaws may be altered or amended by vote of at least two-thirds of the stockholders entitled to vote or by a majority vote of the board of directors.

Transfer Agent And Registrar

        The transfer agent and registrar for our common stock is Nevada Agency and Trust Company.

Listing on The Nasdaq Capital Market

        Our common stock is listed on The Nasdaq Capital Market under the symbol "LPTN".

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. Warrants may be offered independently or together with common stock offered by any prospectus supplement, and may be attached to or separate from the shares of common stock. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

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  the offering price and aggregate number of warrants offered;

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  the currency for which the warrants may be purchased;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the dates on which the right to exercise the warrants will commence and expire;

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  the manner in which the warrant agreements and warrants may be modified;

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  United States federal income tax consequences of holding or exercising the warrants;

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  the terms of the securities issuable upon exercise of the warrants; and

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  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the shares of common stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units comprised of one or more shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock" and "Description of Warrants" will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

        We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See "Legal Ownership of Securities."

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When A Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as global securities, an investor should be aware of the following:

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  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

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  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify any applicable trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

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  the name or names of any underwriters, if any;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

        DLA Piper LLP (US), San Diego, California will pass for us upon the validity of the securities being offered by this prospectus and applicable prospectus supplement, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

        The consolidated financial statements of Lpath, Inc. and subsidiary as of December 31, 2011 and 2010, and for the years then ended, have been incorporated herein by reference in reliance upon the report of Moss Adams LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC's web site is "http://www.sec.gov." We maintain a website at http://www.Lpath.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

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  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012;

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

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  Our Annual Report on Form 10-K for the year ended December 31, 2011;

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  Our Current Reports on Form 8-K filed on January 27, 2012, March 6, 2012, June 5, 2012, June 22, 2012, August 1, 2012, October 4, 2012, as amended by our Current Report on Form 8-K/A filed on October 5, 2012, October 18, 2012, and October 26, 2012;

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  Our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2012 Annual Meeting of Stockholders filed with the SEC on April 27, 2012; and

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  The description of our capital stock set forth in Form 8-A/A, filed with the SEC on October 31, 2012.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Lpath, Inc., Attention: Corporate Secretary, 4025 Sorrento Valley Road, San Diego, CA 92121, telephone: (858) 678-0800.

            Shares

Class A common stock

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Prospectus Supplement

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Summer Street Research Partners

December     , 2012